                                EXHIBIT 2-3
                ===========================================

                           AMENDMENT NUMBER TWO
                                    TO
                        STOCK ACQUISITION AGREEMENT
                               BY AND AMONG
                           FRONTIER CORPORATION,
                         AMERICAN SHARECOM, INC.,
                              STEVEN C. SIMON
                           AND JAMES J. WEINERT


     THIS AMENDMENT NUMBER TWO ("Amendment") is made as of March 3, 1995, to that certain Stock Acquisition Agreement ("Agreement"), dated as of November 29, 1994, as amended by Amendment Number One dated as of February 20, 1995, by and among FRONTIER CORPORATION (formerly known as Rochester Telephone Corporation), a New York business corporation ("Frontier"), AMERICAN SHARECOM, INC., a Minnesota corporation, ("ASI"), and Steven C. Simon ("Simon") and James J. Weinert ("Weinert"), (Simon and Weinert being known together herein as the "Sellers").

                           W I T N E S S E T H :

     WHEREAS, in the Agreement, the parties agreed that, at the Closing of the Acquisition (as defined in the Agreement; all capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement) certain shares of the Frontier Stock ( the "Rochester Stock" in the Acquisition Agreement) would be registered; and
     WHEREAS, for good reasons, Frontier and the Sellers have agreed that such registration would not be in the best interests of Frontier and the Sellers, as significant shareholders of Frontier after the Closing.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Amendment, the parties hereto do hereby agree to amend the Agreement as follows:

     1. Section 7.6 shall be deleted from the Agreement in its entirety and any reference elsewhere in the Agreement to
          Section 7.6 or the Registered Shares shall likewise be deleted as if such Section 7.6 and the terms and conditions contained therein had never been a part thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and their corporate seals, if applicable, to be hereunto affixed, effective as of the day and year first above written.

                         /s/S. C. Simon
                         --------------------------
                         Steven C. Simon


                         /s/James J. Weinert
                         --------------------------
                         James J. Weinert


                         FRONTIER CORPORATION


                         By: /s/Louis L. Massaro
                             -----------------------
                              Louis L. Massaro
                              Corporate Vice President


                         AMERICAN SHARECOM, INC.

                         By: /s/S. C. Simon
                             -----------------------
                              Steven C. Simon
                         Its: President

STATE OF MINNESOTA   )  ss:
COUNTY OF HENNEPIN   )

     On March 17, 1995, before me personally came Steven C. Simon to me known to be the individual described in, and who executed the foregoing Agreement, and acknowledged that he executed the same on behalf of himself as a Seller hereunder and as the President of AMERICAN SHARECOM, INC.

                         /s/Jennifer A. Tenenbaum
                         ------------------------------
                              Notary Public

STATE OF MINNESOTA  )  ss:
COUNTY OF HENNEPIN   )

     On March 17, 1995, before me personally came James J. Weinert to me known to be the individual described in, and who executed the foregoing Agreement, and acknowledged that he executed the same.

                         /s/Jennifer A. Tenenbaum
                         ------------------------------
                              Notary Public

STATE OF NEW YORK   )
COUNTY OF MONROE   )  ss:

     On March 3, 1995, before me personally came Louis L. Massaro to me known, who, being by me duly sworn, did depose and say that deponent is the Corporate Vice President of FRONTIER CORPORATION, the corporation described in and which executed the foregoing Agreement; deponent has executed the Agreement by order of the Board of Directors of such corporation.

                         /s/Helen A. Zamboni
                         -----------------------------
                              Notary Public